UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2023
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LIANBIO
(Exact name of registrant as specified in its charter)
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Cayman Islands	001-40947	98-1594670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Carnegie Center Drive, Suite 309 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (609) 486-2308
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American depositary shares, each representing 1 ordinary share, $0.000017100448 par value per share	LIAN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers.

On March 14, 2023, Shanghai LianBio Development Co., Ltd. (the “Company”), a wholly owned subsidiary of LianBio (the “Parent”), entered into an employment contract with Yi Larson, the Parent’s Chief Financial Officer, together with an addendum to such employment contract, in each case in connection with Ms. Larson’s relocation from the United States to China (collectively, the “Employment Contract”).

The initial term of the Employment Contract is for three (3) years, from October 1, 2022 to September 30, 2025, subject to automatic renewal for additional one (1)-year terms thereafter. The Employment Contract provides that Ms. Larson will receive an annual base salary of $510,000 and may be entitled to receive a discretionary annual bonus with a target equal to $255,000.

In the event that Ms. Larson’s employment is terminated in certain specified circumstances, including by the Company without “cause” (including non-renewal of the term) or by Ms. Larson with “good reason” (each, as defined in the Employment Contract), she will be entitled to receive severance in the form of continued base salary payments for 12 months and subject to her consent to relocate to the U.S. within 60 days of the date of such termination, reimbursement for certain incurred repatriation expenses (collectively, “Severance Payments”). If Ms. Larson’s employment is terminated by the Company without “cause” or by Ms. Larson with “good reason,” in each case within 12 months following a “change in control” (as defined in the Employment Contract), then in addition to the Severance Payments, Ms. Larson will also receive (i) full acceleration of any then-unvested share options or other equity-based incentives that she holds and (ii) the Relocation Benefits (as defined below) that incurred within twelve (12) months following the date of such termination.

The Employment Contract also contains certain restrictive covenant obligations, including perpetual confidentiality and non-disparagement obligations, 12-month post-employment non-competition obligations, and 24-month post-employment non-solicitation obligations.

In connection with her relocation, Ms. Larson will be eligible to receive certain allowances, reimbursements, and services (collectively, the “Relocation Benefits”) that cannot be modified or revoked before September 30, 2026, unless the Employment Contract is not renewed or is terminated by Ms. Larson or the Company in accordance with its terms and conditions. The Relocation Benefits include Company-provided tax equalization and tax preparation benefits.

The Employment Contract will replace in its entirety the Amended and Restated Executive Employment Agreement, which was entered into by and between LianBio, LLC, an affiliate of the Company, and Ms. Larson, dated as of September 30, 2021.

The foregoing description of the Employment Contract does not purport to be complete and is qualified in its entirety by reference to the Employment Contract, which will be filed as an exhibit to the Parent’s Annual Report on Form 10-K for the period ending on December 31, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIANBIO

By:	/s/ Yizhe Wang
Yizhe Wang
Chief Executive Officer
Date: March 17, 2023